UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

Callan JMB Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42506	99-0931141
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Flightline Drive Spring Branch, Texas	78070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 438-0395

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CJMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2026, Callan Power LLC, a Nevada limited liability company (“Buyer”) and a subsidiary of Callan JMB Inc. (the “Company”), entered into an Asset Purchase and Sale Agreement (the “APA”) with The Pfanenstiel Company, LLC, an Oklahoma limited liability company (“Seller”), pursuant to which Buyer agreed to acquire fifty percent (50%) of Seller’s right, title and interest in certain oil and gas leases and wells located in North Dakota and Montana (the “Assets”), including leasehold interests, wells, hydrocarbons, equipment, unitization agreements, contracts, surface rights, and related records. Certain wellbores described on Exhibit C to the APA are excluded from the transaction.

The aggregate purchase price for the Assets (the “Purchase Price”) is $12,500,000 in cash, payable at the closing of the transactions (the “Closing”), plus a supplemental payment. The supplemental payment consists of $1,000,000 to be deposited by Buyer into escrow at Closing to pay Buyer’s share of drilling and completion costs for the Assets incurred from the date of execution of the APA through the Closing Date. Any amounts remaining in escrow on the earliest of (i) payment of all of Buyer’s share of such costs or (ii) six months after the Closing Date will be remitted to Seller.

The Closing is expected to occur on or before September 30, 2026 (the “Outside Termination Date”), subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of the representations and warranties of the parties, (ii) the performance of the covenants and agreements of the parties, (iii) the absence of any litigation seeking to prevent the transactions, (iv) Buyer’s satisfactory completion of due diligence on the Assets, (v) Buyer’s receipt of financing on terms acceptable to Buyer, and (vi) delivery of closing deliverables including an assignment, settlement statement, and evidence of bonds posted with governmental authorities.

The APA may be terminated by either party if the Closing has not occurred on or before the Outside Termination Date. Buyer may also terminate if it has not obtained financing satisfactory to Buyer, if it is not satisfied with due diligence results, if there is a material adverse change affecting the Assets, or if required regulatory approvals are not obtained.

Seller makes no warranty of title to the Assets except for a special warranty of title in the Assignment to be delivered at Closing. Except as expressly represented in the APA and the Assignment, Buyer will acquire the Assets on an “as is” and “where is” basis with all faults.

Either party may assign its rights under the APA to a qualified intermediary to accomplish a like-kind exchange under Section 1031 of the Internal Revenue Code. The APA is governed by the laws of the State of Texas, and the parties have waived their respective rights to a jury trial.

The APA contains customary representations, warranties, covenants, and indemnification obligations of the parties. The representations, warranties and covenants contained in the APA were made only for purposes of the APA and as of specific dates, were solely for the benefit of the parties to the APA, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K will have the meanings assigned to them by the APA.

Forward-Looking Statements

This Report and the exhibit(s) attached hereto, including the disclosures set forth herein, contain certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “intends,” “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. The Company expressly disclaims any obligation or intention to update these forward-looking statements contained in this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement, dated August 26, 2026, by and between The Pfanenstiel Company, LLC and Callan Power LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026	Callan JMB Inc.

	By:	/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer